EXHIBIT 99.1

                             U. S. GOLD CORPORATION

                           N E W S   R E L E A S E

                         2201 Kipling Street, Suite 100
                          Lakewood, Colorado 80215-1545
                       (303) 238-1438 FAX: (303) 238-1724

                       U.S. GOLD OWNS TONKIN SPRINGS 100%

Denver, CO. - May 12, 2005 - U.S. Gold Corporation (OTC BB: USGL; Berlin
Exchange: US 8) reports that it now owns 100% of the Tonkin Springs gold project in north central Nevada with the effective date of the previously announced withdrawal of BacTech Mining Corporation (BacTech) from Tonkin Springs LLC. BacTech's subsidiary withdrew from Tonkin Springs LLC as provided under the July 31, 2003 agreements that include the guaranty by BacTech for the performance of its subsidiary. Tonkin Springs represents an exciting and significant property position with an asset base located on one of the world's greatest gold trends, the prolific Cortez Gold Trend in Nevada.

U.S. Gold also reports that serious discussions continue with a number of mining companies as well as financing sources involving both potential interim funding and an ultimate corporate transaction, which could include but are not limited to sale of equity in private transactions, sale of assets, joint venture arrangement on the Tonkin Springs project, and/or the merger of the Company which would normally require shareholder approval. "We are pleased to own 100% of this strategically located, 36 square mile property position with its 1,500 ton per day mill facility and 1.4 million ounce gold resource," said William W. Reid, President of U.S. Gold. "The Company is confident that owning Tonkin Springs 100% should enhance our ability to raise additional funding and seek a corporate transaction to move the project forward and create shareholder value."

 THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A "SAFE HARBOR" FOR CERTAIN FORWARD-LOOKING STATEMENTS. OPERATING, EXPLORATION AND FINANCIAL DATA, AND OTHER STATEMENTS IN THIS PRESS RELEASE ARE BASED ON INFORMATION THAT THE COMPANY BELIEVES REASONABLE, BUT INVOLVE SIGNIFICANT UNCERTAINTIES AS TO FUTURE GOLD PRICES, COSTS, ORE GRADES, MINING AND PROCESSING CONDITIONS, AND REGULATORY AND PERMITTING MATTERS. ACTUAL RESULTS AND TIMETABLES COULD VERY SIGNIFICANTLY.